SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 30, 2004

SouthCrest Financial Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Georgia	333-112845	58-2256460

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 North Glynn Street, Suite B, Fayetteville, GA	30214

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(706) 647-5426

108 South Church Street, Thomaston, Georgia	30286-4104

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors; Election of Directors; Appointment of Principal Officers

   Appointment of New Principal Officers.

     As stipulated in the merger agreement between the registrant’s predecessor, Upson Bankshares, Inc. (“Upson”), and First Polk Bankshares, Inc. (“First Polk”), effective September 30, 2004, the following persons were appointed to serve as the executive officers of the Company: Daniel W. Brinks, Chairman and Chief Operating Officer; Larry T. Kuglar, President and Chief Executive Officer; and Douglas J. Hertha, Senior Vice President and Chief Financial Officer.

     Daniel W. Brinks. Mr. Brinks previously served as the President of Upson since 1996, and continues to serve as the President and Chief Executive Officer of the Bank of Upson, a position he has held since 1996. Pursuant to an employment agreement with the Company and the Bank of Upson, Mr. Brinks will receive an annual base salary of $242,403. The Company’s board of directors will review Mr. Brinks’ base salary annually and may increase his base salary from year to year. The employment agreement provides for annual performance bonuses based on factors to be determined by the board in addition to the base salary discussed above. The period of employment was deemed to commence on September 30, 2004 and will continue until September 30, 2007, subject to automatic annual renewal in order to maintain a three-year term unless any party delivers to the others written notice of non-renewal at least 90 days before the annual anniversary of the effective date.

     Mr. Brinks’ employment may be terminated (i) at the employer’s election for cause; (ii) at Mr. Brinks’ election, upon the employer’s breach of any material provision of the employment agreement; or (iii) upon Mr. Brinks’ death or disability. In the event that Mr. Brinks’ employment is terminated by the employer without cause or by Mr. Brinks in the event of the employer’s material breach of the agreement, the employer will be required to meet its obligations under the employment agreement for a term equal to the remaining months of the original term of the employment agreement with respect to Mr. Brinks’ compensation and life, health and dental insurance coverages. In addition, Mr. Brinks will be prohibited from competing with the Bank of Upson or soliciting its employees within the geographic area set forth in the employment agreement for a period of 24 months after the date of termination of his employment for any reason.

     Larry T. Kuglar. Mr. Kuglar previously served as President and Chief Executive Office of First Polk since 1986, and continues to serve as the President and Chief Executive Officer of The First National Bank of Polk County, a position he has held since 1979. Pursuant to an employment agreement with the Company and The First National Bank of Polk County, Mr. Kuglar will receive an annual base salary of $160,000. The Company’s board of directors will review Mr. Kuglar’s base salary annually and may increase his base salary from year to year. The employment agreement provides for annual performance bonuses based on factors to be determined by the board in addition to the base salary discussed above. The period of employment was deemed to commence on September 30, 2004 and will continue until September 30, 2007, subject to automatic annual renewal in order to maintain a three-year term unless any party delivers to the others written notice of non-renewal at least 90 days before the annual anniversary of the effective date.

     Mr. Kuglar’s employment may be terminated (i) at the employer’s election for cause; (ii) at Mr. Kuglar’s election, upon the employer’s breach of any material provision of the employment agreement; or (iii) upon Mr. Kuglar’s death or disability. In the event that Mr. Kuglar’s employment is terminated by the employer without cause or by Mr. Kuglar in the event of the employer’s material breach of the agreement, the employer will be required to meet its obligations under the employment agreement for a term equal to the remaining months of the original term of the employment agreement with respect to Mr. Kuglar’s compensation and life, health and dental insurance coverages. In addition, Mr. Kuglar will be prohibited from competing with The First National Bank of Polk County or soliciting its employees within the geographic area set forth in the employment agreement for a period of 24 months after the date of termination of his employment for any reason.

     Douglas J. Hertha. Mr. Hertha has served as Senior Vice President and Chief Financial Officer of The First National Bank of Polk County since July 2004. Prior to that, Mr. Hertha served as Vice President, Financial Projects Manager for BB&T Corporation from 2000 to May 2004 and Vice President, Chief Financial Officer and Corporate Secretary with First Citizens Corporation from 1996 to 2000.

   Election of New Directors.

     As stipulated in its merger agreement with First Polk, effective as of September 30, 2004, the Board of Directors of the Company elected Harold W. Wyatt, Jr., Larry T. Kuglar, Michael D. McCrae, and Edmund J. Wall to serve as directors of the Company. These directors were elected to fill vacancies on the board created immediately prior to their election by the resignations of Dr. Benjamin S. Brown, Dr. W. M. Oxford and W. Gaines Wilson, which were also stipulated in the merger agreement.

     Messrs. Wyatt and Kuglar will serve on the Company’s Executive Committee. Messrs. Wyatt, Wall, and McCrae will serve on the Company’s Audit and Nominating Committees.

     From time to time, the Company’s subsidiary banks may extend loans to the SouthCrest directors, their associates and members of the immediate families of the directors and executive officers of SouthCrest. These loans are made in compliance with applicable laws and regulations and in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not affiliated with SouthCrest or its banks, and do not involve more than the normal risk of collectibility or present other unfavorable features.

Item 9.01 Financial Statements and Exhibits

   Exhibits.

Exhibit No.	Description of Exhibit
10.3	Employment Agreement with Daniel W. Brinks.

10.4	Employment Agreement with Larry T. Kuglar.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHCREST FINANCIAL GROUP, INC.
Dated: November 15, 2004	By: /s/ Larry T. Kuglar Larry T. Kuglar President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.3	Employment Agreement with Daniel W. Brinks.

10.4	Employment Agreement with Larry T. Kuglar.